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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Advanced Energy Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 7, 2003

To Our Stockholders:

      The 2003 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. (Advanced Energy) will be held on Wednesday, May 7, 2003, at 10:00 a.m., at Advanced Energy’s corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the meeting, you will be asked to vote on the following matters:

1. Election of six directors. The Nominating Committee of the Board of Directors of Advanced Energy has proposed that the stockholders re-elect the following directors: Douglas S. Schatz, Richard P. Beck, Trung T. Doan, Arthur A. Noeth, Elwood Spedden and Gerald M. Starek.

2. Approval of the 2003 Stock Option Plan.

3. Approval of the 2003 Non-Employee Directors’ Stock Option Plan.

4. Approval of an amendment to the Employee Stock Purchase Plan to increase the total number of shares of common stock issuable under the plan from 200,000 shares to 400,000 shares.

5. Ratification of the appointment of KPMG LLP as independent auditors of Advanced Energy for 2003.

6. Any other matters of business properly brought before the meeting.

      Each of these matters is described in detail in the accompanying proxy statement, dated April 4, 2003.

      If you owned common stock of Advanced Energy at the close of business on March 17, 2003, you are entitled to receive this notice and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

By Order of the Board of Directors

Jay L. Margulies
Secretary

Fort Collins, Colorado

April 4, 2003

YOUR VOTE IS IMPORTANT

Date: April 4, 2003

To:	Our Owners
From:	Douglas S. Schatz
Subject:	Invitation to Our 2003 Annual Meeting of Stockholders

      Please come to our 2003 Annual Meeting of Stockholders to learn about Advanced Energy, what we have accomplished in the last year and what we hope to achieve in 2003. The meeting will be held:

Wednesday, May 7, 2003

10:00 a.m.
Advanced Energy’s Corporate Offices
1625 Sharp Point Drive
Fort Collins, Colorado 80525

      This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders at the annual meeting. Accompanying this proxy statement is Advanced Energy’s 2002 Annual Report to Stockholders and a form of proxy. All voting on matters presented at the annual meeting will be by paper proxy or by presence in person, in accordance with the procedures described in this proxy statement. Instructions for voting are included in the proxy statement. Your proxy may be revoked at any time prior to the meeting in the manner described in this proxy statement.

      I look forward to seeing you at the meeting.

Douglas S. Schatz
Chairman and Chief Executive Officer

This proxy statement and the accompanying proxy card are first being sent to stockholders on or about April 4, 2003.

GENERAL

      This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 2003 Annual Meeting of Stockholders. The Board of Directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card, you will appoint each of Douglas S. Schatz and Michael El-Hillow as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Schatz and El-Hillow in their capacities as your agents and proxies.

      Advanced Energy’s principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670.

Proposals

      We intend to present five proposals to the stockholders at the meeting:

1. Election of six directors. The Nominating Committee of the Board of Directors of Advanced Energy has proposed that the stockholders re-elect the following directors: Douglas S. Schatz, Richard P. Beck, Trung T. Doan, Arthur A. Noeth, Elwood Spedden and Gerald M. Starek.

2. Approval of the 2003 Stock Option Plan.

3. Approval of the 2003 Non-Employee Directors’ Stock Option Plan.

4. Approval of an amendment to the Employee Stock Purchase Plan to increase the total number of shares of common stock issuable under the plan from 200,000 shares to 400,000 shares.

5. Ratification of the appointment of KPMG LLP as independent auditors of Advanced Energy for 2003.

      We do not know of any other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.

Record Date and Share Ownership

      If you owned shares of Advanced Energy common stock in your name as of the close of business on Monday, March 17, 2003, you are entitled to vote on the proposals that are presented at the meeting. On that date, which is referred to as the “record date” for the meeting, 32,177,067 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 880 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

Voting Procedures

      Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the annual meeting. The inspector of the election will determine whether or not a quorum is present at the annual meeting. A quorum will be present at the meeting if a majority of the shares of common stock entitled to vote at the meeting are represented at the meeting, either by proxy or by the person who owns the shares. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the annual meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the meeting.

      If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for NASDAQ-listed companies, brokers cannot vote on any of the proposals without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals being considered at the meeting and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote. Under Advanced Energy’s Bylaws, most stockholder actions taken at a meeting where a quorum is present are by a majority of the votes cast, excluding abstentions. If you abstain from voting on a proposal, your shares will be counted as present at the meeting, for purposes of determining a quorum, and entitled to vote, but will have no effect on the outcome of the voting on the proposals described in this proxy statement.

      The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of Broker
Non-Votes and
Proposal	Vote Required	Abstentions

Election of directors	The six nominees who receive the most votes will be elected	No effect
Approval of the 2003 Stock Option Plan	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect
Approval of the 2003 Non-Employee Directors’ Stock Option Plan	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect
Approval of an amendment to the Employee Stock Purchase Plan to increase the total number of shares of common stock issuable under the plan from 200,000 shares to 400,000 shares	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect
Ratification of the appointment of KPMG LLP as independent auditors	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

      If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law the number of votes which may be required to approve a proposal is either a majority of the shares of common stock represented at the meeting and entitled to vote, or a majority of the shares of common stock represented at the meeting and casting votes either for or against the matter being considered. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the annual meeting.

Costs of Solicitation

      Advanced Energy will bear the costs of soliciting proxies in connection with the annual meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners.

Delivery and Revocability of Proxies

      You may vote your shares by marking the enclosed proxy card and mailing it to American Stock Transfer & Trust Company in the enclosed postage prepaid envelope. If you mail your proxy, please allow sufficient time for it to be received in advance of the annual meeting.

      If you deliver your proxy and change your mind before the meeting, you may revoke your proxy by delivering notice to Jay Margulies, our Secretary, at Advanced Energy Industries, Inc., 1625 Sharp Point

Drive, Fort Collins, Colorado 80525, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the meeting, you must revoke it before the meeting begins. Attending the meeting will not automatically revoke your previously-delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

      If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2002 Annual Report to Stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2002 Annual Report to Stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number (970) 221-4670. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2002 Annual Report to Stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

Common Stock Ownership by Management and Other Stockholders

      The following table sets forth the beneficial ownership of Advanced Energy common stock as of March 17, 2003 by:

•	each person known to us to beneficially own more than 5% of the outstanding common stock;

•	each director and nominee for director;

•	each named executive officer identified on page 12; and

•	the current directors and executive officers as a group.

Name of Stockholder	Shares Beneficially Owned		Percent Owned

Douglas S. Schatz, Chairman, Chief Executive Officer and President	11,037,782	(1)	34.3%
Capital Group International, Inc.; Capital Guardian Trust Company	4,317,340	(2)	13.4%
Franklin Resources, Inc. and Franklin Advisers, Inc.	3,730,274	(3)	11.6%
Richard P. Beck, Director	101,074	(4,5)	*
Trung T. Doan, Director	8,000	(4)	*
Arthur A. Noeth, Director	12,500	(4)	*
Elwood Spedden, Director	14,500	(4)	*
Gerald M. Starek, Director	49,600	(4,6)	*
Arthur W. Zafiropoulo, Director	42,889	(4)	*
Michael El-Hillow, Executive Vice President of Finance and Administration and Chief Financial Officer	27,779	(4)	*
Richard A. Scholl, Senior Vice President and Chief Technical Officer	243,114	(4)	*
Brenda M. Scholl, Senior Vice President and General Manager of Power Strategic Business Unit	32,653	(4)	*
Charles S. Rhoades, Senior Vice President and General Manager of Control Systems and Instrumentation	0		*
All current executive officers and directors, as a group (19 persons)	11,671,655	(7)	36.3%

*	Less than 1% of the outstanding shares of our common stock

(1)	Includes 10,857,782 shares held by the family trust of Mr. Schatz and his wife. Mr. Schatz is a trustee of a charitable foundation that is the record holder of 180,000 shares of common stock of the issuer. The three other trustees of the charitable foundation are members of Mr. Schatz’ immediate family. Accordingly, Mr. Schatz may be deemed to share with the other trustees voting and dispositive power with respect to the charitable foundation’s 180,000 shares. Mr. Schatz disclaims beneficial ownership of the 180,000 shares held by the charitable foundation, which shares are included in the table. Mr. Schatz’ address is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

(2)	Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 6 to the Schedule 13G filed with the SEC on February 10, 2003 by Capital Group International, Inc. and Capital Guardian Trust Company. According to the Schedule 13G, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G, and Capital Guardian Trust Company is a bank that may be deemed to beneficially own common stock as a result of serving as an investment manager of various institutional accounts. Capital Group International, Inc. reports sole voting power over 3,233,510 shares of common stock and sole dispositive power over 4,317,340 shares of common stock. Capital Guardian Trust Company reports sole voting power over 2,839,110 shares of common stock and sole dispositive power over 3,922,940 shares. The address for each of Capital Guardian and Capital International is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(3)	Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on January 29, 2003 by Franklin Resources, Inc. and Franklin Advisers, Inc. According to the Schedule 13G, Franklin Resources, Inc. is a parent holding company for direct and indirect investment advisory subsidiaries, including Franklin Advisers, Inc., and the shares reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts. Franklin Advisors, Inc. reports sole voting and dispositive power over 3,201,800 shares, or 100%. The address of each of Franklin Resources, Inc. and Franklin Advisors, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(4)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of March 17, 2003 pursuant to stock options granted or assumed by Advanced Energy:

• Beck	2,500
• Doan	5,000
• Noeth	12,500
• Spedden	14,500
• Starek	23,144
• Zafiropoulo	10,000
• El-Hillow	25,779
• Richard A. Scholl	33,495
• Brenda M. Scholl	12,361

(5)	The shares reported in the table do not include 200 shares held in joint tenancy by Mr. Beck’s wife and a person unrelated to Mr. Beck. Mr. Beck disclaims beneficial ownership of these shares.

(6)	The shares reported in the table do not include 2,100 shares held by Mr. Starek’s wife. Mr. Starek disclaims beneficial ownership of these shares.

(7)	The shares reported in the table include 235,832 shares that the 19 executive officers and directors collectively have the right to acquire within 60 days of March 17, 2003 pursuant to stock options granted or assumed by Advanced Energy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      A board of six directors is to be elected at the annual meeting. The Nominating Committee of the Board of Directors has nominated for election, the persons listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy holders will vote in favor of a nominee designated by the Nominating Committee of the Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the meeting will continue from the end of the meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2004), or until a successor has been elected and qualified.

Nominees

		Director	Principal Occupation and Business
Name	Age	Since	Experience During Past Five Years

Douglas S. Schatz(1)	57	1981	Douglas S. Schatz is a co-founder of Advanced Energy and has been its Chairman and Chief Executive Officer since its incorporation in 1981. Until July 1999, he also served as President. In March 2001, Mr. Schatz was reappointed as President. From September 2002 until February 2003, Mr. Schatz served as interim Chief Operating Officer. Since December 1995, Mr. Schatz has also served as a director of Advanced Power Technology, Inc., a publicly held company that provides high power, high voltage and high performance semiconductors and power modules.
Richard P. Beck(4)	69	1995	Richard P. Beck joined Advanced Energy in March 1992 as Vice President and Chief Financial Officer and became Senior Vice President in February 1998. In October 2001, Mr. Beck retired from the position of Chief Financial Officer, but remained as a Senior Vice President until May 2002. Mr. Beck is Chairman of the Board of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment. He is also a director of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment and is chairman of its audit committee. Mr. Beck is also a director of TTM Technologies, Inc., a publicly held manufacturer of printed circuit boards, and serves as chairman of its audit committee.
Trung T. Doan(1,3,4)	44	2000	Trung T. Doan has been employed by Micron Technology, Inc., a provider of semiconductor memory solutions, since 1988. He has served as Micron’s Vice President of Process Development since July 1997. Mr. Doan was a non-employee director of Engineering Measurements Company, until it was acquired by Advanced Energy in January 2001. Mr. Doan also is a director of NuTool, Inc., a privately held semiconductor equipment manufacturer.
Arthur A. Noeth(1,2,3)	67	1997	Arthur A. Noeth retired in 1998. From 1993 to 1998, Mr. Noeth was President of the Implant Center, a provider of ion implant services to the electronics industry.

		Director	Principal Occupation and Business
Name	Age	Since	Experience During Past Five Years

Elwood Spedden(1,2,3)	65	1995	Elwood Spedden has been the Chief Executive Officer of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment, since January 2003. In January 2002, Mr. Spedden joined the Board of Directors of Photon. From July 1996 to June 1997, he was a vice president of KLA- Tencor Semiconductor, a manufacturer of automatic test equipment used in the fabrication of semiconductors. From 1989 through March 1996, Mr. Spedden was with Credence Systems Corporation, a manufacturer of automatic test equipment used in the fabrication of semiconductors, in various senior management positions including President, Chief Executive Officer and Vice Chairman of the Board of Directors.
Gerald M. Starek(1,2,4)	61	1998	Gerald M. Starek joined the Board of Directors of Advanced Energy following its acquisition of RF Power Products. Mr. Starek had been a non-employee director of RF Power Products since February 1994. Mr. Starek founded Silicon Valley Group, Inc., a supplier of automated wafer processing equipment for the semiconductor industry. He served as Silicon Valley Group’s Chairman from September 1984 to September 1991 and as Vice Chairman from September 1991 to April 1993. Mr. Starek is a director and serves on the compensation committee of AML Communications, Inc., a publicly held manufacturer of components for wireless communications systems.

(1)	Member of the Nominating Committee.

(2)	Member of the Audit and Finance Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Governance Committee.

      Richard A. Scholl and Brenda M. Scholl are married. There are no other family relationships between any of the directors, nominees or executive officers of Advanced Energy.

Required Vote

      The six nominees receiving the highest number of affirmative (FOR) votes at the meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the six nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

      The Board of Directors recommends a vote “FOR” the election of each of the six nominees named above.

Director Compensation

      On February 12, 2003, the Board of Directors approved a change in the non-employee directors’ compensation effective after the annual meeting of the Company’s shareholders in May 2003. This is the first increase in directors’ compensation since Advanced Energy went public in 1995 and is based on market data relative to Board compensation at companies that have profiles similar to Advanced Energy.

      Cash compensation for each non-employee director will be as follows:

•	$15,000 annual retainer paid quarterly in July, October, February and April,

•	$3,000 per full board meeting; if a board meeting is more than one day, each board member will receive $3,000 for each additional day;

•	$1,500 per telephonic meeting which requires a board vote;

•	$3,000 per Audit and Finance Committee meeting for the Chairman and $1,500 per meeting for each committee member; and

•	$1,500 per meeting for all other Committee Chairmen (Nominating, Governance and Compensation) and $750 per meeting for each committee member.

      Previously, non-employee directors received no retainer, meeting fees of $3,000 for each Board of Directors’ meeting attended, other than telephonic meetings, and $300 for each committee meeting attended.

      Advanced Energy is also asking for approval of a new Non-Employee Directors’ Stock Option Plan. Under this plan, options will be awarded and vest as follows:

•	15,000 options on initial election or appointment to the board, which vest 5,000 on election and 5,000 on each of the next two anniversary dates; and

•	5,000 options annually on the date of re-election at the annual meeting, to vest on date of grant.

      Currently, under the 1995 Non-Employee Directors Stock Option Plan, non-employee directors receive 7,500 options on initial election, 2,500 of which vest on grant and 2,500 on each of the second and third anniversary. They also receive 2,500 options annually that vest on the third anniversary of the grant. The 1995 Plan will be terminated and no additional stock options will be granted under it, if the new Directors’ Stock Option Plan is approved and implemented. See “Proposal No. 3 — Approval of the 2003 Non-Employee Directors’ Stock Option Plan,” beginning on page 19 of this proxy statement.

      As of March 17, 2003, options to purchase an aggregate of 104,500 shares were outstanding under the 1995 Directors Plan.

Board Meetings

      The Board of Directors held seven meetings in 2002, including one telephonic meeting. In 2002, the Board of Directors had an Audit and Finance Committee, a Nominating Committee and a Compensation Committee. In 2003, the Board of Directors formed a Governance Committee. In 2002, each incumbent director attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which he served.

Audit and Finance Committee Meetings

      The Audit and Finance Committee consists of Messrs. Starek (Chairman), Noeth and Spedden, all of whom are “independent directors” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. None of the members of the Audit and Finance Committee, nor any member of his immediate family, has been an officer or employee of Advanced Energy or any of its subsidiaries. The Audit and Finance Committee met five times in 2002.

Report of the Audit and Finance Committee

      The Audit and Finance Committee is governed by a written charter, included as Appendix A to this proxy statement, that was originally adopted in 1999, and updated in 2003. The Committee is responsible for, among other things:

•	selecting Advanced Energy’s independent auditors;

•	approving the scope, fees and results of the audit engagement;

•	determining the independence and performance of Advanced Energy’s independent and internal auditors;

•	approving in advance, any non-audit services and fees charged by the independent auditors;

•	evaluating the comments made by the independent auditor with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

•	reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving any significant changes; and

•	establishing and maintaining procedures for, and a policy of, open access to the members of the Audit Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Audit Committee.

      The Committee also conducts financial reviews with Advanced Energy’s independent accountants prior to the release of financial information in the Company’s Forms 10-K and 10-Q.

      Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with generally accepted accounting principles and discuss with the Committee any issues they believe should be raised.

      The Committee has reviewed Advanced Energy’s audited financial statements and met separately with both management and the auditors to discuss and review those financial statements and reports prior to issuance. In addition, the Committee has discussed with the independent auditors the matters outlined in Statement on Accounting Standards No. 61 (Communication with Audit Committees) to the extent applicable and received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has also discussed with the independent auditors their independence.

      Based on our review and discussion of the foregoing matters and information, the Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Energy’s 2002 Annual Report on Form 10-K.

THE AUDIT AND FINANCE COMMITTEE

Gerald M. Starek, Chairman
Arthur A. Noeth
Elwood Spedden

Nominating Committee Meeting

      The Nominating Committee consists of Messrs. Noeth (Chairman), Doan, Schatz, Spedden and Starek. The Nominating Committee is responsible for:

•	establishing and administering the procedures for nominating persons to serve as directors;

•	identifying and recommending candidates for nomination to the Board of Directors;

•	considering any nominees recommended by stockholders; and

•	determining the appropriate number of authorized directors of Advanced Energy.

      The Nominating Committee did not meet in 2002, but acted once by unanimous written consent. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating Committee, in care of the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Your recommendation should include your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under “Proposals of Stockholders” on page 25 of this proxy statement.

Compensation Committee Meetings

      The Compensation Committee met once in 2002. The membership of the Compensation Committee currently consists of Messrs. Noeth (Chairman), Doan and Spedden. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of Advanced Energy, administering Advanced Energy’s incentive compensation and benefit plans for officers and recommending to the Board of Directors policies relating to such compensation and benefit plans. None of the members of the Compensation Committee is or has been an officer or employee of Advanced Energy or any of its subsidiaries.

REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

      One of the primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of Advanced Energy by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for Advanced Energy by closely aligning their financial interests with stockholder interests. To attain these goals Advanced Energy’s executive compensation program was designed to include base salary, annual incentives and long-term incentives.

      In formulating and administering the individual elements of Advanced Energy’s executive compensation program, planning, implementing and achieving long-term objectives are emphasized to establish performance objectives, evaluate performance and determine actual incentive awards.

Compensation Components

Base Salary

      The base salaries of executive officers are established after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. The market reviewed is comprised of similarly sized high technology companies within and outside Advanced

Energy’s industry as described and reported in the Radford Executive Compensation Survey (“Radford”). There are approximately 90 companies in the Radford universe used by the Compensation Committee.

      The base salaries of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (who was hired on February 10, 2003), are at approximately 80% of the market data discussed above. All other executives’ base salaries are at levels competitive with the market base salary of executive officers in similar positions.

      In March and June 2001, each of Advanced Energy’s executive officers agreed to salary reductions totaling up to 20% of base salary. Effective January 1, 2002, the executive officers’ base salaries returned to March 2001 levels. This accounts for the higher base salary in 2002 when compared with 2001.

Annual Incentives

      The Compensation Committee determines the range of possible annual bonuses for individual executives by reviewing a competitive market survey for executives at similar levels and similarly sized companies as described and reported by Radford. Actual bonus payments within this range are tied to meeting specific corporate and executive performance targets. Advanced Energy’s revenue increased 23% from 2001 to 2002. However, adjusting for acquisitions made in 2002, the 2002 revenue amount would have been essentially the same as 2001. Advanced Energy also reported a net loss of $41.4 million in 2002.

      While certain executive’s individual performance targets were met in 2002, the Committee believes that Advanced Energy’s financial performance, principally due to a malaise in the economy in general and the semiconductor industry in particular, makes the payment of an annual bonus to its executives unwarranted.

      The Committee believes that having a higher percentage of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer’s cash compensation derived from their annual incentive payments, when compared to competitive positions and other executives within Advanced Energy, is prudent given Advanced Energy’s recent financial results and the fact that they are Advanced Energy’s major decision makers.

      When Advanced Energy does achieve financial targets that may qualify executives for annual bonuses, the Committee may award bonuses to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer at levels that may bring their total cash compensation at least to an amount competitive with market compensation for similar positions.

Stock Options

      The Board of Directors grants stock options under Advanced Energy’s stock option plans to give executives a stake in the long-term performance of Advanced Energy and to focus their attention on maximizing stockholder value. In granting options, the Compensation Committee may consider several factors, including an executive’s individual performance, potential contributions to Advanced Energy, the vesting rates of existing stock options, if any, and options granted to executives in similar positions using the market data discussed above. Vesting schedules also may be used to encourage the long-term retention of executive officers. Options are granted with exercise prices equal to or greater than the fair market value of the common stock subject to the option on the date of grant, as reported on the NASDAQ National Market.

Compensation of the Chief Executive Officer

      The compensation of the Chief Executive Officer, Douglas S. Schatz, is based on the policies and procedures applicable generally to executive officers of Advanced Energy. In determining Mr. Schatz’ base salary and bonus, compensation levels for other chief executive officers in high technology firms within and outside the industry were examined. The salary paid to Mr. Schatz for 2002 was below the 40th percentile of compensation paid to chief executive officers of companies of similar size in similar industries, based on the Radford data, because the Committee believes that Mr. Schatz should receive a higher percentage of his cash compensation from his annual incentive payments.

      Given the extended downturn in the semiconductor industry and the negative financial impact it has had on the operating results of Advanced Energy, the Committee determined that Mr. Schatz’ base salary would not be changed in 2003 nor would he receive a bonus for 2002. In February 2003, the Board awarded Mr. Schatz 100,000 stock options that vest 25,000 per year over the next four years. This is the first time that Mr. Schatz has received options.

Effect of Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) generally limits to $1 million the corporate deduction for compensation paid to certain executive officers, unless the compensation is “performance-based” (as defined in Section 162(m)). Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has concluded in general that the best interests of Advanced Energy and the stockholders will be served if certain of Advanced Energy’s stock-based long-term incentives qualify as performance-based compensation within the meaning of Section 162(m). It is the intention of the Board of Directors and Compensation Committee that, so long as it is consistent with the Compensation Committee’s overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

THE COMPENSATION COMMITTEE

Arthur A. Noeth, Chairman
Trung Doan
Elwood Spedden

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth the compensation earned in 2002 by Advanced Energy’s Chief Executive Officer and the four highest-paid executive officers, other than the Chief Executive Officer, based on salary and bonus in 2002. These five officers are referred to as the “named executive officers.” Each executive officer is appointed annually by the Board of Directors. The table also sets forth compensation earned in 2002 by Advanced Energy’s former Executive Vice President and Chief Operating Officer.

Summary Compensation Table

				Long-Term
				Compensation Awards	All Other
		Annual Compensation			Annual
				Securities Underlying	Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)	Options(#)	($)(2)

Douglas S. Schatz	2002	390,675	0	0	1,200
Chairman of the Board,	2001	340,653	0	0	5,100
Chief Executive Officer	2000	373,517	187,600	0	4,800
and President
Michael El-Hillow	2002	240,524	0	50,000	37,700	(4)
Executive Vice President	2001	35,350	0	50,000	25,000	(4)
and Chief Financial Officer(3)
Richard A. Scholl	2002	244,434	0	40,000	1,100
Senior Vice President and	2001	230,312	0	21,000	5,100
Chief Technical Officer	2000	230,125	92,400	10,000	4,800
Brenda M. Scholl	2002	166,110	0	35,000	1,005
Senior Vice President and	2001	130,822	30,000	6,000	4,500
General Manager of	2000	144,390	13,000	2,000	4,700
Power Strategic Business Unit(5)
Charles S. Rhoades	2002	50,000	0	40,000	27,446	(7)
Senior Vice President and
Manager of Control Systems
and Instrumentation(6)
James F. Gentilcore	2002	271,333	0	45,000	120,000	(8)
Former Executive Vice President					1,100
and Chief Operating Officer(8)	2001	220,676	0	47,000	5,100
	2000	220,242	93,500	10,000	4,800

(1)	In March and June 2001, each of Advanced Energy’s executive officers agreed to salary reductions totaling up to 20% of base salary. Effective January 1, 2002, the executive officers’ base salaries returned to March 2001 levels.

(2)	Reflects amounts contributed by Advanced Energy to each of the named executive officers under Advanced Energy’s 401(k) profit sharing plan.

(3)	Mr. El-Hillow was appointed Chief Financial Officer on October 10, 2001 and was appointed Executive Vice President in February 2003.

(4)	Mr. El-Hillow was paid a relocation bonus.

(5)	Mrs. Scholl was appointed Senior Vice President and General Manager of Power Strategic Business Unit in October 2002.

(6)	Mr. Rhoades joined Advanced Energy in September 2002, and was appointed Senior Vice President and General Manager of Control Systems and Instrumentation in October 2002.

(7)	Mr. Rhoades was paid a relocation bonus.

(8)	Mr. Gentilcore left Advanced Energy on November 29, 2002 and was paid severance benefits upon his separation.

Option Grants in 2002

      The following table sets forth information as to stock options granted in 2002 to those named executive officers who received options. No stock options were granted to Mr. Schatz in 2002.

	Individual Grants						Potential Realizable
							Value at Assumed
			Percent of				Annual Rates of Stock
	Number of		Total Options				Price Appreciation for
	Securities		Granted to				Option Term
	Underlying Options		Employees in		Exercise	Expiration
Name	Granted(#)		Fiscal Year		Price($/Sh)	Date	5%($)	10%($)

Michael El-Hillow	12,500		0.65%		24.90	2/12/2012	195,743	496,052
	12,500		0.65%		38.55	4/16/2012	303,049	767,985
	12,500		0.65%		17.85	7/18/2012	140,322	355,604
	12,500		0.65%		7.70	10/17/2012	60,531	153,398

	50,000	total	2.60	% total

Richard A. Scholl	10,000		0.52%		24.90	2/12/2012	156,595	396,842
	10,000		0.52%		38.55	4/16/2012	242,439	614,388
	10,000		0.52%		17.85	7/18/2012	112,258	284,483
	10,000		0.52%		7.70	10/17/2012	48,425	122,718

	40,000	total	2.08	% total

Brenda M. Scholl	6,250		0.33%		24.90	2/12/2012	97,872	248,026
	6,250		0.33%		38.55	4/16/2012	151,524	383,992
	6,250		0.33%		17.85	7/18/2012	70,161	177,802
	6,250		0.33%		7.70	10/17/2012	30,266	76,699
	10,000		0.52%		14.50	12/11/2012	91,190	231,093

	35,000	total	1.84	% total

Charles S. Rhoades	30,000		1.56%		7.70	10/17/2012	145,275	368,155
	10,000		0.52%		14.50	12/11/2012	91,190	231,093

	40,000	total	2.08	% total

James F. Gentilcore	15,000		0.78%		24.90	2/12/2012	234,892	595,263
	15,000		0.78%		38.55	4/16/2012	363,658	921,582
	15,000		0.78%		17.85	7/18/2012	168,387	426,725

	45,000	total	2.34	% total

      All options reflected in the table above were granted under Advanced Energy’s 1995 Stock Option Plan. Each option vests as to one-fourth of the underlying shares on the first anniversary of its grant date and as to an additional one-sixteenth of the underlying shares quarterly thereafter until fully vested. The exercise price of each option is equal to the fair market value of the common stock on the date of grant, as reported on the NASDAQ National Market.

Aggregated Option Exercises in 2002 and Option Values at December 31, 2002

      The following table sets forth information as to options granted by Advanced Energy under the 1995 Stock Option Plan that were exercised by the named executive officers during 2002 and options held by the named executive officers at December 31, 2002. Mr. Schatz did not exercise or hold any options during 2002.

			Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares Acquired		at Fiscal Year-End(#)	at Fiscal Year-End($)
Name	on Exercise(#)	Value Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Michael El-Hillow	0	0	12,500/87,500	$0/$62,750
Richard A. Scholl	0	0	24,120/56,880	$29,075/$50,200
Brenda M. Scholl	0	0	7,910/38,972	$8,600/$31,375
Charles S. Rhoades	0	0	0/40,000	$0/$150,600
James F. Gentilcore(2)	5,294	$40,440	53,340/0	$20,475/$0

(1)	Reflects the aggregate market value of the common stock acquired at year-end 2002, minus the exercise price.

(2)	Mr. Gentilcore left Advanced Energy on November 29, 2002. Upon his separation Mr. Gentilcore forfeited 81,660 unvested stock options.

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation Committee are Messrs. Noeth, Spedden and Doan. None of such persons is or has been an officer or employee of Advanced Energy, nor has any of such persons had a direct or indirect interest in any business transaction with Advanced Energy involving an amount in excess of $60,000.

      During 2002, no executive officer of Advanced Energy served as a member of the Board of Directors or Compensation Committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

Equity Compensation Plan Information

      The following table presents information as of the end of Advanced Energy’s fiscal year 2002 with respect to equity compensation plans (exclusive of the proposed approval of the 2003 Stock Option Plan pursuant to Proposal 2; the proposed approval of the 2003 Non-Employee Directors’ Stock Option Plan pursuant to Proposal 3; and the proposed increase to the shares reserved for issuance under the Employee Stock Purchase Plan pursuant to Proposal 4):

	(a)
	Number of Securities to	Weighted-average	Number of Securities Remaining
	be Issued Upon Exercise	Exercise Price of	Available for Future Issuance Under
	of Outstanding Options,	Outstanding Options,	Equity Compensation Plans (Excluding
	Warrants and Rights	Warrants and Rights	Securities Reflected in Column (a))

Equity compensation plans approved by security holders(1)	2,483,596 (2)	$23.12 (2)	2,286,781
Equity compensation plans not approved by security holders	1,103,275	$28.49	96,725

Total	3,586,871		2,383,506

(1)	Consists of the 1995 Employee Stock Option Plan, which expires in June 2003, the Non-Employee Directors Stock Option Plan, which expires in September 2005, and the Employee Stock Purchase Plan.

(2)	Does not include purchase rights accruing under the Employee Stock Purchase Plan for offerings beginning after October 31, 2002, the number and exercise price of which will not be determinable until the expiration of such offering periods.

STOCK PERFORMANCE GRAPH

      The following graph reflects the cumulative total stockholder return on the Advanced Energy common stock since December 31, 1997, compared with each of the NASDAQ Composite and the Philadelphia Semiconductor Index (SOXX). Historical stock price performance is not necessarily indicative of any future stock price performance.

CERTAIN TRANSACTIONS WITH MANAGEMENT

      Advanced Energy leases its executive offices and certain manufacturing facilities in Fort Collins, Colorado from Prospect Park East Partnership and from Sharp Point Properties, LLC, and has secured future leasing rights for a parcel of land from Sharp Point Properties, LLC. Aggregate payments under such leases for 2002 totaled approximately $2.8 million. Douglas S. Schatz, Chief Executive Officer and Chairman of the Board of Advanced Energy, holds a 26.67% member interest in each of these leasing entities. Mr. Schatz did not participate in the negotiations of these leases. At the time of the negotiations, Advanced Energy compared the lease rates and other terms of similar properties in the Fort Collins area. Advanced Energy believes that the lease rates and other terms of the leases with Prospect Park East Partnership and Sharp Point Properties, LLC are no less favorable to Advanced Energy than could have been obtained from a third-party lessor of similar property.

      Advanced Energy leases a condominium in Breckenridge, Colorado from AEI Properties, a partnership in which Mr. Schatz holds a 60% interest. Advanced Energy uses the condominium to provide rewards and incentives to its customers, suppliers and employees. Aggregate payments to AEI Properties for 2002 totaled approximately $67,000. The rental rate was determined based upon a comparison of rental rates and other lease terms of similar properties in the area. Advanced Energy believes that the terms of the lease with AEI Properties is no less favorable than could have been obtained from a third party lessor for similar property.

      Advanced Energy charters an airplane from time to time from Lochland Aviation, Inc., a company owned by Mr. Schatz. Aggregate charter payments to Lochland in 2002 were approximately $103,000. Advanced Energy believes that the terms of the charters are no less favorable than could have been obtained from third-party charter service companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy’s executive officers and directors and persons who own more than ten percent of the outstanding common stock (“reporting persons”) to file with the Securities and Exchange Commission an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish Advanced Energy with copies of all forms they file. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, Advanced Energy believes that each of the reporting persons timely filed all reports required to be filed in 2002 or with respect to transactions in 2002.

PROPOSAL NO. 2

APPROVAL OF THE 2003 STOCK OPTION PLAN

      The Board of Directors of Advanced Energy is submitting for stockholder approval the 2003 Stock Option Plan (the 2003 Plan). On February 12, 2003, the Board of Directors approved and adopted the 2003 Plan, subject to approval by the stockholders of Advanced Energy. The 2003 Plan provides for an aggregate of 3,250,000 shares that may be issued under the plan as stock options, restricted stock awards and stock appreciation rights. The 3,250,000 shares represents an incremental increase of approximately 1,250,000 shares to be reserved because the 1995 Plan, which terminates in June 2003 and will expire upon approval of this plan, still has approximately 2,000,000 shares reserved for issuance.

      The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to Advanced Energy’s employees, thereby continuing to align the interests of such individuals with those of the stockholders, and that awards are an effective means of providing such compensation. In addition, the 2003 Plan gives the Compensation Committee the ability to qualify cash and non-cash compensation paid to executive officers as performance-based compensation, thereby preserving Advanced Energy’s ability to take a tax deduction with respect to such compensation.

General Nature of the 2003 Plan

      The principal purposes of the 2003 Plan are to provide incentives for employees to further the growth, development and financial success of Advanced Energy by personally benefiting through the ownership of Advanced Energy’s common stock, and to obtain and retain the services of such individuals who are considered essential to the long term success of Advanced Energy through the grant or issuance of options, restricted stock and stock appreciation rights (collectively, “Awards”).

      The principal features of the 2003 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2003 Plan itself, which is included as Appendix B to this proxy statement.

Shares Reserved

      Under the 2003 Plan, the aggregate number of shares of common stock that may be issued upon the exercise of options or any other Award is 3,250,000 shares.

      On March 17, 2003, the average of the high and low price for a share of Advanced Energy’s common stock on the NASDAQ Stock Market was $8.60.

      The shares of common stock available for issuance under the 2003 Plan are previously authorized and unissued shares. The 2003 Plan provides for appropriate adjustments in the number of shares subject to the 2003 Plan and to outstanding Awards thereunder in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting Advanced Energy’s shares. Available for future issuance under the 2003 Plan are (i) shares subject to expired, surrendered or unexercisable options; (ii) shares which are forfeited; and (iii) shares retained by Advanced Energy upon the exercise of an option to satisfy the related withholding taxes.

Administration

      The 2003 Plan is administered by the Board of Directors with recommendations from the Compensation Committee, consisting of at least two members of the Board of Directors who are independent directors as defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

      The administrator is authorized to determine the individuals who will receive Awards (the Participants), fix the number of shares that each Participant may purchase, to determine the exercise price of the awards, whether options are to be incentive stock options (ISOs) or non-qualified stock options (NSOs), and to set the terms and conditions of each option, including the period over which the Award becomes exercisable, and all other matters relating to the administration and operation of the 2003 Plan. The administrator is also authorized to suspend or discontinue the 2003 Plan or revise and amend it in any respect whatsoever; provided, however, that without approval of Advanced Energy’s stockholders no revision or amendment shall change the number of shares issuable, or effectively reduce the exercise price of any outstanding option under the 2003 Plan.

Eligibility

      Awards under the 2003 Plan may be granted to any employee of Advanced Energy, provided that no individual may receive aggregate Awards under this plan that exceed 25% of the number of shares reserved for issuance.

Awards Under the 2003 Plan

      The 2003 Plan provides that the administrator may grant options, both ISOs within the meaning of Section of 422 of the Internal Revenue Code and options which do not qualify as ISOs within the meaning of Section 422 of the Internal Revenue Code or NSOs, restricted stock and stock appreciation rights. Each award will be set forth in a separate written agreement.

      Fair market value means the closing sale price of a share on such date as reported on the principal exchange or market on which shares are then listed or admitted for trading.

      The exercise price of a NSO granted under the 2003 Plan may not be less than the fair market value of a share on the date of the option grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date. NSOs may not be granted for any term exceeding 10 years after the grant date.

      ISOs will be designed to comply with the provisions of the Internal Revenue Code and will be subject to certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share on the date of the option grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within 10 years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns stock possessing at least 10% of the combined voting power of all classes of Advanced Energy, the 2003 Plan provides that the exercise price must be at least 110% of the fair market value of a share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant. The aggregate fair market value determined at the time of grant of shares with respect to which an ISO is first exercisable by a Participant during any calendar year cannot exceed $100,000.

      Restricted stock may be awarded to a person meeting the eligibility requirements discussed above. In general, restricted stock may not be sold, or otherwise transferred until vested. Holders of restricted stock, unlike recipients of options, will have voting rights and will receive dividends if declared by Advanced Energy, prior to vesting. The terms of all stock appreciation rights are determined by the 2003 Plan administrator.

      Stock appreciation rights may be awarded to a person meeting the eligibility requirements discussed above. In general, stock appreciation rights award a Participant the right to receive in cash the amount that the fair market value of a share exceeds a stated exercise price. The terms of all stock appreciation rights are determined by the 2003 Plan administrator.

Terms of Awards

      The dates on which Awards under the 2003 Plan first become exercisable and on which they expire will be set forth in individual Award agreements. These agreements generally will provide that Awards expire upon termination of the Participant’s employment, although the administrator may provide that such Awards continue to be exercisable following a termination, or because of the Participant’s death, disability or otherwise.

      Generally, the exercise price may be paid in cash, by check, or in cash equivalent. At the discretion of the administrator, the exercise price may be paid by tender of shares of Advanced Energy stock having a fair market value not less than the exercise price.

Certain Federal Income Tax Consequences

      The federal income tax consequences of the 2003 Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2003 Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      For federal income tax purposes, the recipient of NSOs granted under the 2003 Plan will not have taxable income upon the grant of the option, nor will Advanced Energy then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and Advanced Energy will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

      An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the shares of common stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. Advanced Energy (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of stock.

      An option will only qualify as an ISO to the extent that the aggregate fair market value of the shares with respect to which the option becomes exercisable for the first time in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of shares shall be determined as of the date the ISO is granted. To the extent an ISO is exercisable for shares in excess of this $100,000 limitation, the excess shares shall be taxable under the rules for NSOs described above.

      A Participant to whom restricted stock is issued will not have taxable income upon issuance and Advanced Energy will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by us, the Participant will realize ordinary income and we will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price. If an election is made under Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefore and Advanced Energy will be entitled to a deduction in the same amount.

      No taxable income is generally recognized by the Participant upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the cash received generally will be taxable as ordinary income to the Participant in the year of such exercise. Advanced Energy generally will be entitled to a compensation deduction for the same amount that the Participant recognizes as ordinary income.

      Under Internal Revenue Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Internal Revenue Code Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Internal Revenue Code and related regulations. The 2003 Plan has been structured with the intent that Awards granted under the 2003 Plan may meet the requirements for “performance-based” compensation and Internal Revenue Code Section 162(m), at the administrator’s discretion. Restricted stock granted under the 2003 Plan may qualify as “performance-based” under Internal Revenue Code Section if it vests based solely upon the performance criteria.

      The foregoing summarizes the principal United States federal income tax consequences to Advanced Energy and to optionee’s who are residents in the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on Advanced Energy’s understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Participants have been advised to obtain independent advice from their own tax advisors.

Required Vote

      Approval of the proposed 2003 Stock Option Plan requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

      The Board of Directors recommends a vote “FOR” the proposed 2003 Stock Option Plan.

PROPOSAL NO. 3

APPROVAL OF THE 2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

      The Board of Directors of Advanced Energy is submitting for stockholder approval the 2003 Non-Employee Directors’ Stock Option Plan (the Directors’ Plan). On February 12, 2003, the Board of Directors approved and adopted the Directors’ Plan, subject to approval by the stockholders of Advanced Energy. The Directors’ Plan provides for an aggregate of 150,000 shares that may be issued under the plan as NSOs.

      The Directors’ Plan serves as a successor to Advanced Energy’s 1995 Non-Employee Directors’ Stock Option Plan, which terminates in September 2005 and will expire upon stockholder approval of the 2003 Plan. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to Advanced Energy’s independent directors to attract and retain as well as provide an incentive for such directors to increase their proprietary interests in Advanced Energy’s long-term success and progress, thereby continuing to align the interests of such individuals with those of the stockholders, and that awards under the Directors’ Plan are an effective means of providing such compensation.

General Nature of the Directors’ Plan

      The principal purposes of the Directors’ Plan are to provide incentives for independent directors to further the growth, development and financial success of Advanced Energy by personally benefiting through the ownership of Advanced Energy’s common stock, and to obtain and retain the services of such individuals who are considered essential to the long term success of Advanced Energy through the grant or issuance of NSOs.

      The principal features of the Directors’ Plan are summarized below, but the summary is qualified in its entirety by reference to the Directors’ Plan itself, which is included as Appendix C to this proxy statement.

Shares Reserved

      Under the Directors’ Plan, the aggregate number of shares of common stock that may be issued upon the exercise of NSOs is 150,000 shares.

      On March 17, 2003, the average of the high and low price for a share of Advanced Energy’s common stock on the NASDAQ Stock Market was $8.60.

      The shares of common stock available for issuance under the Directors’ Plan are previously authorized and unissued shares. The Directors’ Plan provides for appropriate adjustments in the number of shares subject to the Directors’ Plan and to outstanding NSOs thereunder in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting Advanced Energy’s shares. Shares subject to expired, surrendered or unexercisable NSOs are available for future issuance under the Directors’ Plan.

Administration

      The Directors’ Plan is generally administered by a committee selected by the Board of Directors, consisting of at least two individuals each of whom is either a member of the board and not a non-employee director, or a senior officer of Advanced Energy who is not a member of the board.

      The administrator is solely responsible for the interpretation, implementation and application of the Directors’ Plan.

Awards Under the Directors’ Plan

      The Directors’ Plan provides that a non-employee director will automatically receive an option to purchase 15,000 shares on the first date elected or appointed as a member of the board, and 5,000 shares on any date re-elected as a member of the board by Advanced Energy’s stockholders. All awards granted under the Directors’ Plan are not considered ISOs within the meaning of Section of 422 of the Internal Revenue Code.

      Fair market value means the closing sales price of a share on such date as reported on the principal exchange or market on which shares are then listed or admitted for trading. Options granted under the Directors’ Plan must have an exercise price of at least 100% of fair market value of a share on the date of option grant.

      A NSO granted upon the date first elected or appointed as a member of the board is immediately exercisable as to one-third of the shares subject to the grant, then another one-third on each of the next two anniversaries of the date granted. Awards issued upon re-election are immediately vested. NSOs may not be granted for any term exceeding 10 years after the grant date.

Terms of Awards

      Awards under the Directors’ Plan generally expire after the earlier of (i) six months after the date the non-employee director ceases to be a member of the board, including by reason of death; (ii) the occurrence of a change in control; and (iii) the 10th anniversary of the date of grant. If a director has served continuously as a member of the board for at least five years, the period under subsection (i) above is eighteen months.

      Generally, the exercise price may be paid in cash. At the discretion of the administrator, the exercise price may be paid by tender of shares of Advanced Energy stock having a fair market value not less than the exercise price, provided that these shares were owned by the non-employee director for a period of at least six months, or not acquired directly or indirectly from Advanced Energy.

Certain Federal Income Tax Consequences

      The federal income tax consequences of the Directors’ Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Directors’ Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      For federal income tax purposes, the recipient of NSOs granted under the Directors’ Plan will not have taxable income upon the grant of the option, nor will Advanced Energy then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and Advanced Energy will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

      The foregoing summarizes the principal United States federal income tax consequences to Advanced Energy and to non-employee directors who are residents in the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on Advanced Energy’s understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Non-employee directors have been advised to obtain independent advice from their own tax advisors.

Required Vote

      Approval of the proposed 2003 Non-Employee Directors’ Stock Option Plan requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

      The Board of Directors recommends a vote “FOR” the proposed 2003 Non-Employee Directors’ Stock Option Plan.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

      The Board of Directors of Advanced Energy is submitting for stockholder approval an amendment of the Employee Stock Purchase Plan (the Purchase Plan). On February 12, 2003, the Board of Directors approved, subject to approval by the stockholders of Advanced Energy, an increase in number of common shares reserved for issuance under the plan from 200,000 shares to 400,000 shares. At March 17, 2003, Advanced Energy had 28,000 shares unissued from the initial reservation of 200,000 shares in 1995.

General Nature of the Purchase Plan

      The principal purpose of the Purchase Plan is to provide a means by which employees of Advanced Energy may be given an opportunity to purchase stock in Advanced Energy. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code.

      The principal features of the Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Purchase Plan itself, which is included as Appendix D to this proxy statement.

Shares Reserved

      Under the Purchase Plan, the aggregate number of shares of common stock that may be reserved is 200,000. Subject to stockholder approval, the board has amended the Purchase Plan to increase the share reserve to 400,000 shares.

      On March 17, 2003, the average of the high and low price for a share of Advanced Energy’s common stock on the NASDAQ Stock Market was $8.60.

      The shares of common stock available for issuance under the Purchase Plan are previously authorized and unissued shares. The Purchase Plan provides for appropriate adjustments in the number of shares subject to the Purchase Plan in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares or other change in the corporate structure or capitalization affecting Advanced Energy’s shares. Shares reacquired or bought on the market are available for future issuance under the Purchase Plan.

Administration

      The Purchase Plan is generally administered by a committee composed of not fewer than two members of the Board of Directors, or the board itself. The administrator is solely responsible for the interpretation, implementation and application of the Purchase Plan. The Board of Directors is also authorized to suspend or terminate the Purchase Plan or revise and amend it in any respect whatsoever, provided, however that without approval of Advanced Energy’s stockholders no revision or amendment shall change the number of shares issuable under the Purchase Plan, or modify the Purchase Plan in any way if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under section 423 of the Internal Revenue Code, or to comply with the requirements of SEC Rule 16b-3.

Eligibility

      Rights under the Purchase Plan may be granted to any employee of Advanced Energy, provided that such employee shall not be eligible to be granted rights under the Purchase Plan, unless, on the offering date, such employee has been in the employ of Advanced Energy for such continuous period preceding such grant as the administrator may require. In no event shall the required period of continuous employment be greater than two years. In addition, no employee shall be eligible to be granted rights under the Purchase Plan, unless, on the offering date, such employee’s customary employment with Advanced Energy is for at least twenty hours per week and at least five months per year. No employee shall be eligible for the grant of any rights under the Purchase Plan if, immediately after such rights are granted, such employee owns stock possessing 5% percent or greater of the combined voting power of all classes of stock of Advanced Energy.

Awards Under the Purchase Plan

      The Purchase Plan provides that the administrator may grant or provide for the grant of rights to purchase common stock of Advanced Energy under the Purchase Plan to eligible employees on a date or dates selected by the administrator. The administrator is authorized to determine the form, terms and conditions as the administrator deems appropriate, subject to the requirement under section 423(b)(5) of the Internal Revenue Code, stating that all employees granted rights to purchase stock under the Purchase Plan shall have the same rights and privileges. The period during which an offering shall be effective cannot exceed twenty-seven months beginning on the offering date.

Purchase Price

      On each offering date, each eligible employee shall be granted the right to purchase up to the number of shares of Advanced Energy common stock purchasable with a percentage designated by the administrator not exceeding 15% of such employee’s earnings. The administrator may also specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such offering.

      The purchase price of stock acquired pursuant to rights granted under the Purchase Plan shall not be less than the lesser of (i) an amount equal to 85% of the fair market value of the stock on the offering date; or (ii) an amount equal to 85% of the fair market value of the stock on the purchase date.

Certain Federal Income Tax Consequences

      The federal income tax consequences of the Purchase Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Purchase Plan, and is intended for general information only. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      For federal income tax purposes, a Participant in the Purchase Plan will not have taxable income upon the grant of a right or purchasing shares of stock under the terms of the Purchase Plan.

      If the Participant disposes of shares purchased under the Purchase Plan within two years from the first day of the applicable offering period or within one year from the purchase date, known as a disqualifying disposition, the Participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price, and Advanced Energy will receive a similar deduction. The amount of ordinary income will be added to the Participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss if the Participant’s holding period is greater than 365 days.

      If the Participant disposes of shares purchased under the Purchase Plan at least two years after the first day of the applicable offering period and at least one year after the purchase date, the Participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the Participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

      The foregoing summarizes the principal United States federal income tax consequences to Advanced Energy and to Participants who are residents of the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on Advanced Energy’s understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Participants have been advised to obtain independent advice from their own tax advisors.

Required Vote

      Approval of the proposed amendment to the Employee Stock Purchase Plan requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

      The Board of Directors recommends a vote “FOR” the amendment to the Employee Stock Purchase Plan

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      On February 12, 2003, the Audit and Finance Committee recommended to the Board of Directors, and the Board of Directors approved, the continued appointment of KPMG LLP for 2003 as independent auditors. If the stockholders fail to ratify the appointment of KPMG LLP, the Board of Directors and the Audit and Finance Committee will reconsider their selection.

      The Audit and Finance Committee intends to meet with KPMG LLP in 2003 on a quarterly or more frequent basis. At such times, the Audit and Finance Committee will review the services performed by KPMG LLP, as well as the fees charged for such services.

      A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.

      On July 15, 2002, Advanced Energy appointed KPMG LLP to replace Arthur Andersen LLP as its independent accountants. The decision to change public accountants was recommended by Advanced Energy’s Audit and Finance Committee and approved by the Board of Directors.

      In connection with the audits of Advanced Energy’s consolidated financial statements as of and for the two years ended December 31, 2001, and with respect to the subsequent period through March 31, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.

      Arthur Andersen LLP’s reports on the consolidated financial statements of Advanced Energy as of and for the two years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two years ended December 31, 2001, and the subsequent interim period ended March 31, 2002.

      During the two years ended December 31, 2001 and the subsequent interim period ended March 31, 2002, Advanced Energy did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Billed by KPMG LLP and Arthur Andersen LLP

      Audit services of KPMG LLP and Arthur Andersen LLP during 2002 included the examination of the consolidated financial statements of Advanced Energy and its benefit plans and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

Audit Fees

		Arthur
	KPMG LLP	Andersen LLP

Audit Fees	$243,000	$10,000
Financial Information Systems Design and Implementation	—	—
All Other Fees:
Audit Related	15,750	47,300
Consultation Regarding the Application of Accounting Principles	4,200	2,300
Subscription Services	1,350	—

	21,300	49,600
TOTAL FEES	$264,300	$59,600

      No other services were provided by KPMG LLP or Arthur Andersen LLP during 2002.

      The Audit and Finance Committee considered the nature and extent of the services and fees presented under “Audit Fees” and “All Other Fees” in the table above to be compatible with maintaining the principal accountants’ independence.

Required Vote

      Ratification of the appointment of KPMG LLP as the independent auditors for Advanced Energy for 2003 requires the affirmative (FOR) vote of a majority of the common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

      The Board of Directors recommends a vote “FOR” the proposed ratification of the appointment of independent auditors.

PROPOSALS OF STOCKHOLDERS

      Proposals that a stockholder desires to have included in Advanced Energy’s proxy materials for the 2004 Annual Meeting of Stockholders of Advanced Energy in accordance with SEC Rule 14a-8 must be received by the Secretary of Advanced Energy at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 5, 2003 in order to be considered for inclusion in such proxy materials. The proxy solicited by management of Advanced Energy for the 2004 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Advanced Energy is provided with notice of the proposal no later than February 18, 2004.

FORM 10-K

      A copy of Advanced Energy’s 2002 Annual Report on Form 10-K is included in the 2002 Annual Report to Stockholders accompanying this proxy statement. You can request an additional copy of the 2002 Annual Report on Form 10-K by mailing a request to the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

OTHER MATTERS

      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed. Instructions as to how to deliver your proxy are included in this proxy statement under the caption “Delivery and Revocability of Proxies” on page 2 and on the proxy card.

THE BOARD OF DIRECTORS

Dated: April 4, 2003

Fort Collins, Colorado

APPENDIX A

AUDIT AND FINANCE COMMITTEE CHARTER

Organization

      There shall be an audit and finance committee of the board of directors of Advanced Energy Industries, Inc., which shall be an “audit committee” within the meaning of Section 3(a)(58) of the Securities Exchange Act of 1934 (the “Exchange Act”). The audit and finance committee which is appointed by the board, shall be composed of at least 3 directors, none of whom shall be employees of the corporation and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of the Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”). At least one member of the audit and finance committee shall also be an “audit and finance committee financial expert” as defined by the SEC. Each member shall be financially literate as determined by the Board of Directors in its business judgment.

Statement of Policy

      The audit and finance committee shall provide assistance to the board of directors in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit and finance committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. The audit and finance committee shall also establish procedures, and maintain easy access to the audit and finance committee, for all employees and consultants to the corporation to voice concerns and report potential misconduct to the audit and finance committee. The audit and finance committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the audit and finance committee, and that the independent auditors are ultimately accountable to the Board and the audit and finance committee, as representatives of the corporation’s stockholders. The committee shall have a meeting at least quarterly each fiscal year and at any additional time as either the board or the committee deems advisable.

Responsibilities

      The audit and finance committee’s policies and procedures in carrying out the committee’s responsibilities should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

      In carrying out its responsibilities, the audit and finance committee will:

•	Have sole authority to hire and terminate the independent auditors, who are ultimately accountable to the audit and finance committee.

•	Be responsible for reviewing and approving the scope of the audit and the audit fees to be paid as well as any significant variations to the original scope and fee.

•	Evaluate on a periodic basis the independent auditors engaged to audit the financial statements of the corporation and its divisions and subsidiaries.

•	Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the audit and finance committee may delegate to one or more members of the audit and finance committee. In the event of such delegation, the member or members to whom this authority has been delegated shall report any decisions made with respect to non-audit services to the full audit and finance committee at such committee’s next scheduled meeting.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the corporation’s internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the corporation’s code of conduct.

•	Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual report to stockholders with management and the independent auditors, as well as all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed as well as any changes in the selection, application and disclosure of critical accounting policies.

•	Review, at least quarterly, with the independent auditors the corporation’s critical accounting policies and practices and alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•	Provide sufficient opportunity for the internal, if applicable, and independent auditors to meet with the members of the audit and finance committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the corporation consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the audit and finance committee, take appropriate action to resolve issues regarding the independence of the auditors.

•	Review accounting and financial human resources and succession planning within the corporation.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of corporation funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

•	Review and discuss with management the financial statements and Management’s Discussion and Analysis section of the corporation’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and recommend the filing of the report.

•	Review and approve (to the extent not previously approved by the corporation’s Board of Directors) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the corporation’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the audit and finance committee.

•	Review corporation press releases containing financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles (GAAP), adequately disclose how any information differs from financial information presented in accordance with GAAP and does not give undue prominence to such non-GAAP information or otherwise provide misleading presentations of the corporation’s results of operations or financial condition.

•	Review and approve the hiring of any employee who is employed by the independent auditor, or has been employed by the independent auditor within the five years prior to the date of determination whether or not to hire such employee.

•	Establish and maintain procedures for, and a policy of, open access to the members of the audit and finance committee by the employees and consultants to the corporation to enable the employees and consultants to bring to the attention of the audit and finance committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the audit and finance committee.

•	Prepare the report of the audit and finance committee required by the rules of the Securities and Exchange Commission to be included in the corporation’s annual proxy statement.

•	Review and assess the adequacy of this charter as required and recommend any proposed changes to the board for approval.

•	Submit the minutes of all meetings of the audit and finance committee and discuss the matters discussed at each committee meeting with the board of directors.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

•	Establish procedures for dealing with information about violations of securities laws received from outside counsel or from employees under the “whistleblower” provisions of the Sarbanes-Oxley Act.

      The committee shall periodically receive reports from and discuss with the Company’s general counsel the adequacy of the policies and practices of the Company related to compliance with key regulatory requirements, conflicts of interest and ethical conduct including any potential or actual conflicts of interest involving directors or officers of the Company.

      While the committee has the responsibility and power set forth in this charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws, regulations and the Company’s code of conduct.

APPENDIX B

ADVANCED ENERGY INDUSTRIES, INC.

2003 STOCK OPTION PLAN
Adopted February 12, 2003

      1.     Purpose. The purpose of the Plan is to provide an incentive to attract, retain and reward individuals performing services for the Company, and to motivate such individuals to contribute to the growth and profitability of the Company.

      2.     Definitions. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.

      (a) “Administrator” means either the Board or a committee of at least two Board members to which the Board allocates administration of the Plan.

      (b) “Board” means the board of directors of the Corporation.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Company” means, collectively, the Corporation and any “parent corporation” or “subsidiary corporation” of the Corporation as defined in Code § 424(e) and § 424(f), respectively.

      (e) “Corporation” means Advanced Energy Industries, Inc., a Delaware corporation.

      (f) “Fair Market Value” means, with respect to a Share as of any date, the closing sale price of a Share on such date (or previous business day if such date is not a business day) on the principal exchange or market on which Shares are then listed or admitted to trading. If, for any reason, the preceding rule cannot be applied to determine fair market value, then the Administrator shall make a good faith determination of fair market value.

      (g) “ISO” means an incentive stock option within the meaning of Code § 422.

      (h) “NSO” means an option that is not an ISO.

      (i) “Participant” means a person who has received a grant or award under the Plan. If a grant or award is assigned pursuant to Section 6(c), the term “Participant” shall mean the assignee when required by the context.

      (j) “Plan” means this Advanced Energy Industries, Inc. 2003 Stock Option Plan.

      (k) “Service” means the Participant’s employment or service with the Company, whether in the capacity of an employee, a director, or a consultant.

      (l) “Share” means one share of common stock of the Corporation.

      3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to select the persons to be granted options under this Plan, to fix the number of shares that each Participant may purchase, to determine the exercise price of options granted, to set the terms and conditions of each option (including the period over which the option becomes exercisable), and to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons. No member of the Board or committee that acts as Administrator shall be liable for any act or omission on such member’s own part, including but not limited to the exercise of any power or discretion given to such member under the Plan, except for those acts or omissions resulting from such member’s own gross negligence or willful misconduct.

      4. Shares Subject to the Plan. The maximum number of Shares that may be issued pursuant to this Plan is three million two hundred fifty thousand (3,250,000), subject to adjustment as provided in

Section 6(e), and subject to limited re-issuance as indicated below. If an option expires, is surrendered, or becomes unexercisable without having been exercised in full, or if any unissued Shares are retained by the Corporation upon exercise of an option in order to satisfy any withholding taxes due with respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). If unvested Shares are forfeited, such Shares shall also become available for future grant under the Plan, but the total number of such forfeited Shares that become available may not exceed twice the maximum number set forth above (subject to adjustment as provided in Section 6(e)). Other Shares that actually have been issued under the Plan pursuant to an option shall not be returned to the Plan and shall not become available for future grant under the Plan.

      5. Eligibility. The Administrator may grant an option or options to any employee or consultant of the Company, as selected in the sole discretion of the Administrator. No individual may receive aggregate grants or awards under this Plan that exceed 25% of the number of Shares reserved for issuance under Section 4 (subject to adjustment as provided in Section 6(e)).

      6.     General Terms and Conditions.

      (a) Option Agreements. Each option granted under the Plan shall be authorized by action of the Administrator and shall be evidenced by a written agreement in such form as the Administrator shall from time to time approve, which agreement shall comply with and be subject to the terms and conditions of the Plan.

      (b) ISOs or NSOs. Options granted under the Plan shall be designated by the Administrator as either ISOs or NSOs. The Company does not represent or warrant that an option intended to be an ISO qualifies as such. To the extent that the aggregate Fair Market Value (determined as of the date the option is granted) of the Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), the option shall be treated as an NSO. If an ISO is exercised more than three (3) months after the date on which the Participant ceases to be an employee (other than by reason of death or permanent and total disability as defined in Code § 22(e)(3)), the option will be treated as an NSO, and not an ISO, as required by Code § 422.

      (c) Transferability. Options granted under the Plan are not transferable by the Participant and shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, that an option may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Participant’s beneficiaries upon the Participant’s death or by gift to the Participant’s immediate family (consisting of the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships). No option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

      (d) Modification, Extension, and Renewal. The Administrator shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of significantly impairing any rights or obligations of any option previously granted without the consent of the affected Participant. However, the Company will not reduce the exercise price of any outstanding option or cancel outstanding options and grant replacement options with a lower exercise price without prior approval of the shareholders.

      (e) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, option price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to options and other awards granted or to be granted under the Plan. If in connection with the change the Corporation ceases to exist, the surviving or successor entity must either assume the Corporation’s rights and obligations with respect to outstanding options or substitute for outstanding options substantially equivalent options for equity interests in the entity. If there is no surviving or successor entity, a Participant’s outstanding option must be exercised before the change, or the option will terminate and cease to be outstanding.

      7.     Exercise.

      (a) Exercise Price. The exercise price of an option shall be not less than the Fair Market Value of a Share on the date of the grant of the option.

      (b) Time of Exercise. An option shall become exercisable as specified in the option agreement; provided, however, that (i) an option shall not be exercisable after the 10th anniversary of the date of grant and (ii) unless expressly provided otherwise in the option agreement, an option shall not be exercisable to the extent its exercise would result (determined at the time of exercise) in compensation not deductible by the Corporation under Code § 162(m) (unless a failure to exercise will result in the termination of the option).

      (c) Special Rules for 10% Owners. The exercise price of an ISO granted to an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. No ISO granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation shall be exercisable after the expiration of five (5) years from the date of grant. For purposes of determining whether an individual owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Corporation, the individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the individual holds an option shall not be counted.

      (d) Notice of Exercise. Participants may exercise only by providing written notice to the Corporation at the address specified in the option agreement, accompanied by full payment for the Shares to be purchased. After receiving proper notice of exercise and payment, the Corporation shall issue a certificate(s) for the Shares purchased, registered in Participant’s name (or in Participant’s name and the name of Participant’s spouse as community property or as joint tenants with a right of survivorship).

      (e) Taxes and Withholding. The Company shall have the right to deduct from the Shares issuable upon the exercise of an option, or to accept from the Participant the tender of, a number of whole Shares having a fair market value, as determined by the Administrator, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such option or the Shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require Participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise (as described in Section 8(b)), to make adequate provision for any such tax withholding obligations of the Company arising in connection with the option, or the Shares acquired upon the exercise thereof.

      8.     Payment of Exercise Price. Payment of any option’s exercise price may be made in cash, by check or cash equivalent. At the sole discretion of the Administrator, the exercise price may be made as follows:

      (a) By Tender of Stock. Payment may be made by tender (or by attestation) to the Corporation of Shares owned by Participant having a fair market value (as determined by the Administrator without regard to any restrictions on transferability applicable to such Shares by reason of federal or state securities laws or agreements with the Corporation’s underwriter) not less than the exercise price; provided that, an option may not be exercised by tender to the Corporation of Shares to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Shares. Unless otherwise provided by the Administrator, an option may not be exercised by tender to the Corporation of Shares unless such Shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.

      (b) By Cashless Exercise. The Administrator reserves, at any and all times, the right, in the Administrator’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of options by payment by the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the option, including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System.

      (c) By Promissory Note. Payment may be made by the Participant’s promissory note in a form approved by the Administrator, except that no promissory note shall be permitted if the exercise of an option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Administrator shall determine; provided that (i) the note (including interest) shall be full recourse, (ii) interest shall be payable in at least annual installments at a current market interest rate, (iii) the note shall be secured by the Shares acquired, and (iv) the remaining balance of the note (including accrued interest) shall be due and payable within 90 days of termination of Participant’s Service for any reason. Unless otherwise provided by the Administrator, if the Corporation at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation’s securities, any promissory note shall comply with such applicable regulations, and Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

      (d) By Other Consideration. Payment may be made by such other consideration or by any combination of cash, stock, cashless exercise, promissory note or other consideration as may be approved by the Administrator from time to time to the extent permitted by applicable laws.

      9.     Termination of Options.

      (a) Termination of Service. If a Participant’s Service terminates, his or her rights to exercise an option then held shall be limited. Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Company, provided that there is no interruption or termination of Participant’s employment or service. Participant’s Service with the Company shall be treated as continuing intact while the Participant is on military, sick leave, or other bona fide leave of absence (such as temporary employment by the government) approved by the Company if the period of such leave does not exceed 90 days, or, if longer, so long as the Participant’s right to reemployment with the Corporation is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where the Participant’s right to reemployment is not guaranteed either by statute or by contract, Service will be deemed to have terminated on the 91st day of such leave. Subject to the foregoing, the Administrator, in its sole discretion, shall determine whether Participant’s Service has terminated and the effective date thereof.

      (b) Involuntary Separation without Cause. Except as otherwise provided in paragraphs (c) through (f), if a Participant leaves the company involuntarily without cause, Participant shall have the right for a period of 180 calendar days after the date of separation to exercise the option to the extent Participant was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

      (c) Termination by Disability. If a Participant becomes disabled (within the meaning of Code § 22(e)(3)) while in Service, Participant or his or her qualified representative shall have the right for a period of twenty-four (24) months after the date on which Participant’s Service ends to exercise the option to the extent Participant was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

      (d) Termination by Retirement. If a Participant terminates Service without cause from the Company after reaching age 60 and with 5 or more years of continuous service with the Company, Participant shall have 3 years from date of retirement to exercise the option to the extent Participant was entitled to exercise the option on that date; provided, however, that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. Determination of retirement shall be at the sole discretion of the Committee.

      (e) Termination after Death. If a Participant dies while in Service, the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Participant shall have the right for a period of twelve (12) months after the date of death to exercise the option to the extent Participant was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

      (f) Termination for Cause or Voluntary Separation. If a Participant’s Service is terminated by the Company for Cause or the Participant voluntarily leaves the Company, Participant shall have no right to exercise the option, and the option will terminate. “Cause” means that Participant is determined by the Administrator to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company, under circumstances that could normally be expected to result in loss, damage, or injury to the Company, or because Participant has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

      (g) Option Agreement. The option agreement may provide rules different from those set forth in subsections. (a) through (e).

      10.     Change in Control. An option’s term may be affected by a Change in Control, as described in this section.

      (a) Optional Assumption or Substitution. At the time of a Change in Control, the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiror”), may either assume the Corporation’s rights and obligations with respect to outstanding options or substitute for outstanding options substantially equivalent options for the Acquiror’s stock. If the Acquiror is the same corporate entity as the Corporation, or its successor by merger, a reaffirmation of the option shall be treated as an assumption, and a failure to reaffirm shall be treated as a failure to assume.

      (b) No Assumption or Substitution — Termination. Options that are neither assumed nor substituted for by the Acquiror in connection with a Change in Control, nor exercised as of the time of the Change in Control, shall terminate and cease to be outstanding.

      (c) Definition. For purposes of this Plan, a Change in Control means a single Ownership Change Event or combination of proximate (in time, purpose, cause and effect, and/or the identity of the parties involved) Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. An Ownership Change Event means (i) the direct or indirect sale, exchange or transfer of the voting stock of the Corporation, (ii) a merger or consolidation in which the Corporation is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Corporation, or (iv) a liquidation or dissolution of the Corporation. The Board shall have sole discretion to determine whether any particular facts and circumstances constitute an Ownership Change Event or a Transaction, and its determination shall be final, binding and conclusive.

      11.     Restricted Stock Awards.

      (a) General Rule. The Administrator may award Shares to a person eligible under Section 5, subject to such terms and conditions consistent with this Plan that the Administrator shall impose as set forth in a separate award agreement.

      (b) Vesting. An award under this section may condition the vesting of Shares on the performance of future services by the eligible person, and may alternatively or additionally condition the vesting of Shares on such other performance-related conditions that the Administrator shall impose in its sole discretion.

      (c) Transferability. An unvested Share will not be transferable by the Participant until it becomes vested. The Company shall receive a stock power duly endorsed in blank with respect to restricted Shares, and the related stock certificate shall bear the following legend:

      The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Advanced Energy Industries, Inc. 2003 Stock Option Plan and an award agreement entered into between the registered owner of such shares and Advanced Energy Industries, Inc. A copy of the plan and agreement is on file in the office of the Secretary of Advanced Energy Industries, Inc.

      Such legend shall be removed from the certificate only after the Shares vest. Each certificate issued with respect to Shares subject to this section, together with the stock powers related to the Shares, shall be deposited by the Company with a custodian designated by the Company (and which may be the Company or an affiliate).

      (d) Voting Rights and Dividends. Unvested Shares may be voted by the holder of such Shares. Dividends payable with respect to unvested Shares will be paid to the holder of the Shares without regard to restrictions.

      (e) Change in Control. An Acquiror described in Section 10(a) shall have no obligation to assume or substitute an award of unvested Shares, and any such Shares not assumed or substituted in connection with a Change in Control shall be forfeited generally in the manner described in Section 10(b).

      12.     Stock Appreciation Rights. The Administrator may award a right to receive in cash the amount that the Fair Market Value of a Share exceeds a stated exercise price (a “stock appreciation right” or “SAR”) to a person eligible under Section 5 on such terms that the Administrator shall determine, consistent with the terms of this Plan. An SAR shall be subject to the same general terms that apply to an option granted hereunder, including (but not limited to) the terms set forth in Sections 6, 7, 9 and 10 as appropriately modified. An exercised SAR will reduce the Shares reserved for issuance under the Plan under Section 4.

      13.     Securities Law Compliance.

      (a) General Rules. All awards under this Plan shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the option be in effect with respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Corporation, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

      (b) Conditions of Exercise. As a condition to the exercise of any option, the Corporation may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

      14.     Miscellaneous.

      (a) No Right to an Option. Nothing in the Plan shall be construed to give any person any right to benefit under the Plan.

      (b) No Employment Rights. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will utilize Participant’s services for any period of time, or in any position, or at any particular rate of compensation.

      (c) No Stockholders’ Rights. Participant shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

      (d) Claims. Any person who makes a claim for benefits under the Plan or under any option agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or option agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.

      (e) Attorneys’ Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the option agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

      (f) Confidentiality. The terms and conditions of the option agreement, including without limitation the number of Shares for which the option is granted, are confidential. The Participant shall not disclose the terms of the option to any third party, except to Participant’s financial or legal advisors, tax preparer or family members, unless disclosure is required by law.

      (g) Corporation Free to Act. An option grant shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Corporation, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Corporation, whether of a similar character or otherwise.

      (h) Severability. If any provision of the Plan or option agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and option agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

      (i) Substitution/ Assumption. The Company may substitute or assume outstanding options granted by another company by either (i) granting an option under this Plan in substitution of such other company’s option or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option are consistent this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under this Plan if the other company had applied the rules of this Plan to such grant. In the event of an assumption hereunder, the terms and conditions of the option will remain unchanged, except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately in the manner described in Code § 424(a). If the Company substitutes a new option for the old option, such new option may be granted with a similarly adjusted exercise price.

      (j) Exchange Requirements. The requirements of any stock exchange or other established market (such as the NASDAQ), on which the Corporation’s common stock is traded, are hereby incorporated into this Plan by reference.

      (k) Governing Law. This Plan and the option agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts wholly made and performed in the State of Colorado.

      15.     Effective Date of the Plan. The Plan will become effective upon adoption by the Board, subject to approval by the Corporation’s stockholders within one year. Options may be granted under the Plan at any time after the Plan’s adoption and before the Plan’s termination. The Plan shall terminate on the 10th anniversary of its adoption.

      16.     Amendment of the Plan. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Corporation’s stockholders no revision or amendment shall change the number of Shares issuable under the Plan (except as provided in Section 6(e)), change the designation of the class of individuals eligible to benefit under the Plan, or materially increase the benefits accruing to Participants.

      IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that this Plan was adopted by the Board on February 12, 2003, and effective as of the same date.

APPENDIX C

ADVANCED ENERGY INDUSTRIES, INC.
2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
Adopted February 12, 2003

      1.     Purpose. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable non-employee directors of Advanced Energy Industries, Inc., and to provide an incentive for such directors to increase their proprietary interests in the Company’s long-term success and progress.

      2.     Definitions. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.

      (a) “Administrator” means the administrative committee described in Section 3.

      (b) “Board” means the board of directors of the Company.

      (c) “Company” means Advanced Energy Industries, Inc., a Delaware corporation.

      (d) “Non-Employee Director” means any member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under Section 16 of the Securities Exchange Act of 1934 (“1934 Act”).

      (e) “Plan” means this Advanced Energy Industries, Inc. 2003 Non-Employee Directors’ Stock Option Plan.

      (f) “Share” means one share of common stock of the Company.

      3.     Administration. The Plan shall be administered by a committee selected by the Board consisting of at least 2 individuals each of whom is either (i) a member of the Board and not a Non-Employee Director or (ii) a senior officer of the Company who is not a member of the Board. Subject to the provisions of the Plan, the Administrator shall have the authority to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons.

      4.     Shares Subject to the Plan. The maximum number of Shares that may be issued pursuant to options granted under the Plan is one hundred fifty thousand (150,000), subject to adjustment as provided in Section 6(e) and subject to limited re-issuance as indicated below. If an option expires, is surrendered, or becomes unexercisable without having been exercised in full, the unissued or retained Shares shall become available for future grant under the Plan. Other Shares that actually have been issued under the Plan pursuant to an option shall not be returned to the Plan and shall not become available for future grant under the Plan.

      5.     Eligibility. A Non-Employee Director will receive option grants under this Plan on the terms and conditions set forth in Section 6. No other person may benefit under this Plan.

      6.     General Terms and Conditions.

      (a) Automatic Grants. On and after the date of the annual meeting of the Company’s stockholders to be held in 2003, and subject to adjustment under subsection (e), a Non-Employee Director will automatically receive an option to purchase (i) fifteen thousand (15,000) Shares on the date first elected or appointed as a member of the Board and (ii) five thousand (5,000) Shares on any date re-elected (or first elected after an appointment) as a member of the Board by the Company’s stockholders. Any such option will be subject to the terms and conditions set forth in this Plan, and will be evidenced by written notice in such form as the Administrator shall determine.

      (b) Options Are Not Qualified. Options granted under the Plan are not incentive stock options described in Internal Revenue Code § 422.

      (c) Transferability. Options granted under the Plan are not transferable by the Non-Employee Director and shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; provided, however, that an option may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Non-Employee Director’s beneficiaries upon the Non-Employee Director’s death or by gift to his or her immediate family (consisting of the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships). Except as provided in Section 7(d), no option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by a Non-Employee Director, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

      (d) Modification, Extension, and Renewal. The Administrator shall have the power to modify, extend, or renew an outstanding option granted under this Plan, in a manner consistent with the terms of the Plan, provided that any such action may not significantly impair the optionholder’s rights without his or her consent. However, the Company will not reduce the exercise price of any outstanding option or cancel outstanding options and grant replacement options with a lower exercise price without prior approval of the shareholders.

      (e) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, option price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to options granted or to be granted under the Plan. If in connection with the change the Company ceases to exist, the surviving or successor entity must either assume the Company’s rights and obligations with respect to outstanding options or substitute for outstanding options substantially equivalent options for equity interests in the entity. If there is no surviving or successor entity, a Non-Employee Director’s outstanding option shall become fully vested and exercisable as of the date seven (7) calendar days before the change. The exercise of any option that was permissible solely by reason of the change shall be conditioned upon consummation of the change. Options that are neither assumed, substituted nor exercised as of the time of the change shall terminate and cease to be outstanding.

      7.     Exercise.

      (a) Exercise Price. The exercise price of an option shall be not less than one hundred percent (100%) of the fair market value of a Share on the date of grant. The fair market value of a Share as of any date means the closing sale price of a Share on such date (or previous business day if such date is not a business day) on the principal exchange or market on which Shares are then listed or admitted to trading. If, for any reason, the preceding rule cannot be applied to determine fair market value, then the Administrator shall make a good faith determination of fair market value.

      (b) Vesting. An option shall be immediately and fully exercisable (i.e.,vested) on the date granted; provided, however, that the option awarded on the date first elected or appointed as a member of the Board shall instead (i) be immediately exercisable to the extent of one-third of the Shares subject to the option upon grant, then another one-third of such Shares on each of the next two anniversaries of the date granted, and (ii) become fully exercisable upon a Change in Control while the optionee is a member of the Board, as provided in Section 9. Notwithstanding clauses (i) and (ii) of the preceding sentence, no additional vesting will occur after the date the Non-Employee Director ceases to be a member of the Board.

      (c) Payment of Exercise Price. An option may be exercised in whole or in part (to the extent exercisable) at any time and from time to time. The purchase price of Shares purchased under an option will be paid in full to the Company incident to the exercise of the option by delivery of consideration equal to the product of the option price and the number of Shares purchased. Such consideration may be paid (i) in cash, (ii) at the discretion of the Administrator, in shares of Company common stock either already owned by the Non-Employee Director for at least six (6) months or not acquired, directly or indirectly, from the Company, or (iii) any combination thereof. The fair market value of such common stock as delivered shall be valued as of the day prior to delivery. The Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), an option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker designated by the Administrator to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. A Non-Employee Director shall have none of the rights of a stockholder until the Shares are issued.

      (d) Exercise After Death. In the event of the death of a Non-Employee Director who holds an exercisable option under the Plan, the Non-Employee Director’s option shall (subject to Section 8) be exercisable by the legal representative or the estate of such decedent, by any person or persons whom the decedent shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the decedent’s rights have passed by will or the laws of descent and distribution. To the extent permitted by applicable law and the rules promulgated under Section 16(b) of the 1934 Act, the Administrator may permit a Non-Employee Director to designate in writing during the Non-Employee Director’s lifetime a beneficiary to receive and exercise stock options in the event of the Non-Employee Director’s death.

      8.     Termination of Options. An option shall cease to be exercisable after the earlier of (i) six (6) months after the date the Non-Employee Director ceases to be a member of the Board (including by reason of death), (ii) the occurrence of a Change in Control and (iii) the 10th anniversary of the date of grant; provided, however, that in the case of a Non-Employee Director who has served continuously as a member of the Board for at least five (5) years, the period described in clause (i) shall be eighteen (18) months.

      9.     Change in Control. A Non-Employee Director’s outstanding option shall become fully exercisable as of the date seven (7) calendar days before a Change in Control. The exercise of any option that was permissible solely by reason of a Change in Control shall be conditioned upon consummation of the Change in Control. Options that are not exercised as of the Change in Control shall terminate and cease to be outstanding. A Change in Control means a single Ownership Change Event or combination of proximate (in time, purpose, cause and effect, and/or the identity of the parties involved) Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company or the company or companies to which the assets of the Company were transferred (the “Transferee Company(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more companies which, as a result of the Transaction, own the Company or the Transferee Company(ies), as the case may be, either directly or through one or more subsidiary companies. An Ownership Change Event means (i) the direct or indirect sale, exchange or transfer of the voting stock of the Company, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company. The Administrator shall have sole discretion to determine whether any particular facts and circumstances constitute an Ownership Change Event or a Transaction, and its determination shall be final, binding and conclusive.

      10.     Securities Law Compliance. The grant of options and the issuance of Shares upon exercise of options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act of 1933 (“1933 Act”) shall at the time of exercise of the option be in effect with respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the 1933 Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any option, the Company may require a Non-Employee Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

      11.     Miscellaneous.

      (a) No Stockholders’ Rights. A Non-Employee Director shall have no rights as a stockholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a stock certificate for the Shares.

      (b) No Right to Serve. Neither the Plan, nor the granting of an option, nor any other action taken under the Plan, shall be evidence of any agreement or understanding, express or implied, that a Non-Employee Director has a right to continue as a member of the Board for any period of time or rate of compensation.

      (c) Claims. Any person who makes a claim for benefits under the Plan or under any option agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or option agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.

      (d) Attorneys’ Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the option agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

      (e) Company Free to Act. An option grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Company, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.

      (f) Severability. If any provision of the Plan or option agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and option agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

      (g) Governing Law. This Plan and the option agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts wholly made and performed in the State of Colorado.

      (h) Exchange Requirements. So long as Shares are listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the applicable requirements of any such exchange or market shall be hereby incorporated by reference.

      (i) Compliance with Section 16. So long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, with respect to awards granted to or held by Section 16 insiders, the Plan will comply in all respects with Rule 16b-3 or any successor rule or rule of similar application under Section 16 of the 1934 Act or rules thereunder, and, if any Plan provision is later found not to be in compliance with such exemption under Section 16, that provision shall be deemed modified as necessary to meet the requirements of such applicable exemption.

      12.     Effective Date of the Plan. The Plan will become effective upon adoption by the Board, subject to approval by the Company’s stockholders. The Plan shall terminate on the 10th anniversary of its adoption.

      13.     Amendment of the Plan. With the approval of the Board, the administrator may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Company’s stockholders no revision or amendment shall change the number of Shares issuable under the Plan (except as provided in Section 6(e)), change the designation of the class of individuals eligible to receive options, or materially increase the benefits accruing to Non-Employee Directors under the Plan.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that this Plan was adopted by the Board on February 12, 2003, effective as of the same date.

APPENDIX D

ADVANCED ENERGY INDUSTRIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
Adopted September 20, 1995

1.	Purpose.

      (a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Advanced Energy Industries, Inc. (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

      (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

      (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	Administration.

      (a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

      (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	Share Subject to the Plan.

      (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two hundred thousand (200,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	Grant of Rights; Offering.

      (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

      (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.	Eligibility.

      (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

      (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

      (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

      (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

      (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	Rights; Purchase Price.

      (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

      (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

      (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	Participation; Withdrawal; Termination.

      (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

      (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

      (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

      (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	Exercise.

      (a) On each date specified therefor in the relevant Offering (“Purchase Date”), each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

      (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	Covenants of the Company.

      (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

      (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

      Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	Rights as a Shareholder.

      A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.	Adjustments upon Changes in Stock.

      (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	Amendment of the Plan.

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

      It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

      (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	Termination or Suspension of the Plan.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares subject to the Plan’s share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	Effective Date of Plan.

      The Plan shall become effective upon the adoption of enabling resolutions by the Company’s Board of Directors (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

[FORM OF PROXY]

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the 2003 Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly delivering your proxy.

In addition to the election of Directors, there are four proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor (FOR) of each of the six nominees listed below and in favor (FOR) of Proposals 2, 3, 4 and 5.

All voting on matters presented at the meeting will be by paper proxy or by presence in person, in accordance with the procedures described in the proxy statement.

PLEASE DETACH HERE AND MAIL IN THE ENVELOPE PROVIDED.

ADVANCED ENERGY INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2003

The undersigned hereby constitutes and appoints Douglas S. Schatz and Michael El-Hillow, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the 2003 Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 7, 2003 at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before the meeting.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.

You may deliver this proxy by signing and returning this proxy card in the enclosed envelope.

In addition to the election of Directors, there are four proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor (FOR) of each of the six nominees listed below and in favor (FOR) of Proposals 2, 3, 4 and 5.

☒ Please mark your votes as in this example.

		FOR	WITHHELD	Nominees:
1.	Election of Six Directors: For all nominees, except vote withheld from the following nominee(s) (indicate by name(s)):	☐	☐	(01) Douglas S. Schatz (02) Richard P. Beck (03) Trung T. Doan (04) Arthur A. Noeth (05) Elwood Spedden (06) Gerald M. Starek

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2003 Stock Option Plan	☐	☐	☐

3.	Approval of the 2003 Non-Employee Directors’ Stock Option Plan	☐	☐	☐

4.	Approval of an amendment to the Employee Stock Purchase Plan	☐	☐	☐

5.	Ratification of the appointment of KPMG LLP as independent auditors	☐	☐	☐

6.	In their discretion, the proxy holders are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

Change of Address on Reverse Side	☐	I plan to attend the Meeting	☐	I do not plan to attend the meeting	☐

Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:
Signature:	Date:

PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.